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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                   FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                     PUGET SOUND ENERGY CAPITAL TRUST, II
          ----------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)
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
                  Delaware                                              91-6537048
--------------------------------------------             -----------------------------------------
  (State of Incorporation or Organization)                  (I.R.S. Employer Identification No.)


          411 108TH Avenue NE
          Bellevue, Washington                                           98004-5515
--------------------------------------------             -----------------------------------------
  (Address of Principal Executive Offices)                               (Zip Code)

If this form relates to the registration of                If this form relates to the registration of a
a class of securities pursuant to Section                  class of securities pursuant to Section 12(g)
12(b) of the Exchange Act and is effective                 of the Exchange Act and is effective pursuant
pursuant to General Instruction A.(c),                     to General Instruction A.(d), please check the
please check the following box. [X]                        following box. [_]

Securities Act registration statement file number to which this form relates:
333-47302-01

Securities to be registered pursuant to Section 12(b) of the Act:
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
             Title of Each Class                                   Name of Each Exchange on Which
             to be so Registered                                   Each Class is to be Registered
             -------------------                                   ------------------------------
8.40 % Trust Originated Preferred Securities                           New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  None

                                  Page 1 of 4
                            Exhibit Index on Page 4
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Item 1.   Description of Registrant's Securities to be Registered

     This Registration Statement relates to the 8.40% Trust Originated Preferred Securities, liquidation amount of $25 per security (the "Trust Preferred Securities") of Puget Sound Energy Capital Trust II (the "Registrant"), as fully and unconditionally guaranteed by Puget Sound Energy, Inc. ("Puget Sound Energy"). The description of the Trust Preferred Securities to be registered hereunder is set forth under the caption "Certain terms of the trust preferred securities" in the Prospectus Supplement dated May 18, 2001, supplementing the Prospectus dated October 30, 2000 (the "Prospectus Supplement"), of the Registrant and Puget Sound Energy, which constitutes a part of the Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-47302) of the Registrant and Puget Sound Energy. The Registration Statement was initially filed with the Securities and Exchange Commission (the "Commission") on October 4, 2000. The Prospectus Supplement, which was filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, is deemed to be incorporated herein by reference.

Item 2.   Exhibits

Exhibit
Number                                 Description
-------                                -----------

  4.1 Certificate of Trust of Puget Sound Energy Capital Trust II, dated October 3, 2000 (incorporated herein by reference to Exhibit 4.27 to the Registration Statement).

  4.2 Amended and Restated Declaration of Trust of Puget Sound Energy Capital Trust II (incorporated herein by reference to Exhibit 4.2 to Puget Sound Energy's Current Report on Form 8-K filed with the SEC May 22, 2001 (the "Form 8-K")).

  4.3 Indenture to be used in connection with the issuance of Subordinated Debentures (incorporated herein by reference to Exhibit 4.3 to Form 8-K).

  4.4 First Supplemental Indenture defining the rights of the 8.40% Subordinated Deferrable Interest Debentures due June 30, 2041 (incorporated herein by reference herein to Exhibit 4.4 to the Form 8-K).

  4.5 Preferred Securities Guarantee Agreement (incorporated herein by reference to Exhibit 4.5 of the Form 8-K).

  4.6 Common Securities Guarantee Agreement (incorporated herein by reference to Exhibit 4.6 to the Form 8-K).

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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       PUGET SOUND ENERGY CAPITAL TRUST II



                                       By: /s/ Donald E. Gaines
                                          ---------------------------------
                                          Donald E. Gaines
                                          Regular Trustee



Dated:  May 22, 2001

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                                 EXHIBIT INDEX


Exhibit
Number                                 Description
-------                                -----------

  4.1 Certificate of Trust of Puget Sound Energy Capital Trust II, dated October 3, 2000 (incorporated herein by reference to Exhibit 4.27 to the Registration Statement).

  4.2 Amended and Restated Declaration of Trust of Puget Sound Energy Capital Trust II (incorporated herein by reference to Exhibit 4.2 to Puget Sound Energy's Current Report on Form 8-K filed with the SEC May 22, 2001 (the "Form 8-K")).

  4.3 Indenture to be used in connection with the issuance of Subordinated Debentures (incorporated herein by reference to Exhibit 4.3 to Form 8-K).

  4.4 First Supplemental Indenture defining the rights of the 8.40% Subordinated Deferrable Interest Debentures due June 30, 2041 (incorporated herein by reference herein to Exhibit 4.4 to the Form 8-K).

  4.5 Preferred Securities Guarantee Agreement (incorporated herein by reference to Exhibit 4.5 of the Form 8-K).

  4.6 Common Securities Guarantee Agreement (incorporated herein by reference to Exhibit 4.6 to the Form 8-K).